Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated December 22, 2004, relating to the financial statements of Imaging Automation, Inc. appearing in Viisage Technology’s Current Report on Form 8-K filed on January 10, 2005.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

January 11, 2005